PNC Bank, N.A.                              973 881 5478 Tel
Corporate Banking                           973 881 5288 Fax
1 Garret Mountain Plaza
West Paterson, NJ  07424








February 22, 2000                                                      PNCBANK


Mr. Frank Russomanno, CFO
Environmental Waste Management Associates, L.L.C.
100 Misty Lane
Parsippany, NJ 07054


Re:  Extension/Renewal of Expiration Date for Committed Line of Credit


Dear Mr. Russomanno:

         We are writing to inform you that your committed line of credit has been temporarily extended. The Expiration Date, as set forth in that certain Letter Agreement dated August 26, 1997, and in the Committed Line of Credit Note executed and delivered pursuant to that Letter Agreement, has been extended from October 31, 1999 to April 30, 2000, effective on November 1, 1999. All other terms and conditions of the Committed Line of Credit Note and the Letter Agreement remain in full force and effect.

Please note that this extension through 4/30/2000 is subject to the receipt and satisfactory review of the 1/31/2000 accounts receivable aging and Borrowing Base Certificate.


Very truly yours,

PNC BANK, NATIONAL ASSOCIATION


By:    /s/ Thomas Slater
       -----------------

Name:  Thomas Slater
       -----------------
Title: Assistant Vice President
       ------------------------


CC:      Environmental Waste Management Associates, Inc.
         Integrated Analytical Laboratories, Inc.
         Integrated Analytical Laboratories, L.L.C.
         Menlo Acquisition Corporation
         Richard Greenberg

PNC Bank, N.A.                              973 881 5478 Tel
Corporate Banking                           973 881 5288 Fax
1 Garret Mountain Plaza
West Paterson, NJ  07424








February 22, 2000                                                      PNCBANK


Environmental Waste Management Associates, LLC
100 Misty Lane
P. O. Box 5430
Parsippany, NJ 07054
Attention:  Frank Russomanno, Chief Financial Officer

Re: $750,000.00 Committed Line of Credit ("Line of Credit") to EWMA, LLC
    ("Borrower") expired 10/31/99/Treasury Management Services from PNC Bank

Dear Mr. Russomanno:

Per our discussion of Monday, 2/14/2000, the Bank has agreed to extend your Committed Line of Credit through 4/30/2000. The document evidencing the extension has been executed and is attached for your records. Please note that extension of the line is subject to receipt of the January 2000 accounts receivable aging and Borrowing Base Certificate, which I expect to receive on or before 3/8/2000. The terms and conditions of the Committed Line of Credit Note and Letter Agreement, including the financial reporting requirements, shall remain unchanged for the duration of the extension.

As we also discussed on 2/14/2000, the Bank is not willing to extend the Committed Line of Credit beyond 4/30/2000. We intend to cancel the line as of the expiration date, and we encourage you to make other lending arrangements as soon as possible.

Please also be advised that your Treasury Management Services, including Direct Deposit Payroll, will terminate at the same time as the Line of Credit. Those products are tied together because of incidental extensions of unsecured credit which are inherent in the Direct Deposit Payroll product. Once again, I encourage you to seek another provider as soon as possible because there is typically several weeks lead time necessary to establish such a service with no inadvertent interruptions.

Despite the short tenure of our relationship, I wish you continued success in your "new" position at EWMA. You are a strong addition to the management team.

Sincerely,



/s/ Thomas E. Slater
AVP/Relationship Manager

CC:      Environmental Waste Management Associates, Inc.
         Integrated Analytical Laboratories, Inc.
         Integrated Analytical Laboratories, L.L.C.
         Menlo Acquisition Corporation
         Richard Greenberg